                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 14, 1998


                               W. R. GRACE & CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
       Delaware                              1-13953                        65-0773649
------------------------            ------------------------      --------------------------------
(State of Incorporation)            (Commission File Number)      (IRS Employer Identification No.)
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1750 Clint Moore Road, Boca Raton, Florida                             33487
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 (Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code: (561) 362-2000
                                                           ----------------

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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                               W. R. GRACE & CO.

                                    FORM 8-K
                                 CURRENT REPORT

FORWARD-LOOKING STATEMENTS

         This Form 8-K being filed by W. R. Grace & Co. ("Grace") contains "forward-looking statements." These statements are indicated by future tense verbs and words such as "anticipates." Forward-looking statements involve various risks and uncertainties, including those contained in the section entitled "Projections and Other Forward-Looking Information" in Grace's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and throughout Grace's Information Statement dated February 13, 1998. As a result, future results may differ materially from the expected results represented by the forward-looking statements contained in this Form 8-K.

ITEM 5.           OTHER EVENTS.

         On October 14, 1998, Grace announced that it had terminated its definitive agreement to acquire the Crosfield business of Imperial Chemical Industries PLC for $455 million in cash. Grace terminated this agreement because it was unable to receive clearance for the acquisition from the United States Federal Trade Commission. Grace anticipates that the termination of the Crosfield acquisition will not have a material adverse effect on Grace's financial condition or results of operations.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  W. R. GRACE & CO.


Date: October 16, 1998            By:  /s/ David B. Siegel
                                     -------------------------
                                       David B. Siegel
                                       Senior Vice President, General Counsel
                                       and Secretary



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